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                                   EXHIBIT 5


                               February 9, 1998



The Board of Directors of
   Pennsylvania Manufacturers Corporation
The PMA Building
380 Sentry Parkway
Blue Bell, PA  19422-2328

Gentlemen:

     We have acted as counsel to Pennsylvania Manufacturers Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to an aggregate of 3,864,903 shares (the "Shares") of Class A Common Stock, $5.00 par value, of the Company, pursuant to the Company's Amended and Restated 1987 Incentive Stock Option Plan, the Company's Amended and Restated 1991 Equity Incentive Plan, the Company's Amended and Restated 1993 Equity Incentive Plan, the Company's Amended and Restated 1994 Equity Incentive Plan, the Company's 1995 Equity Incentive Plan and the Company's 1996 Equity Incentive Plan (the "Plans").

     As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Articles of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

     Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the respective Plans, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the Registration Statement and the reference to us under "Item 5 -Interests of Named Experts and Counsel" in the Registration Statement.

                                          Sincerely,

                                          /s/ DUANE, MORRIS & HECKSCHER LLP